UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 21, 2014

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Clear Channel Outdoor Holdings, Inc. (“CCOH”) is an indirect, non-wholly owned subsidiary of Clear Channel Communications, Inc. (“CCU”), which is an indirect, wholly owned subsidiary of CC Media Holdings, Inc.  As previously disclosed, pursuant to the terms of the stipulation of settlement, dated July 8, 2013, among CCU and the other named defendants; the special litigation committee of the board of directors of CCOH; and the plaintiffs, the board of directors of CCOH established a committee (the “Committee”) for the specific purpose of monitoring the Revolving Promissory Note, dated November 10, 2005, between CCU, as maker, and CCOH, as payee (as amended, the “Due from CCU Note”).  The Committee has the non-exclusive authority, pursuant to the terms of its charter, to demand payments under the Due from CCU Note under certain specified circumstances tied to CCU’s liquidity or the amount outstanding under the Due from CCU Note as long as CCOH makes a simultaneous dividend equal to the amount so demanded.  Based on the projected balance of the Due from CCU Note, the Committee’s non-exclusive authority to demand repayment of a portion of the Due from CCU Note and declare a dividend in equal aggregate amount has been triggered.  On July 21, 2014, in accordance with the terms of its charter, the Committee (i) provided notice of its intent to make a demand (the “Demand”) for repayment on August 11, 2014 of $175 million outstanding under the Due from CCU Note and (ii) declared a special cash dividend payable in cash on August 11, 2014 to CCOH’s Class A and Class B stockholders of record at the closing of business on August 4, 2014, in an aggregate amount equal to $175 million (or approximately $0.49 per share, based on shares outstanding at the close of business on July 18, 2014), conditioned only upon CCU satisfying the Demand.  As the indirect parent of CCOH, CCU will be entitled to approximately 88% of the proceeds from the dividend through its wholly owned subsidiaries.  The remaining approximately 12% of the proceeds from the dividend, or approximately $21 million, will be paid to the public stockholders of CCOH.  Following satisfaction of the Demand, the balance outstanding under the Due from CCU Note will be reduced by $175 million.  As of June 30, 2014, the outstanding balance of the Due from CCU Note was $950.2 million.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1
Press Release issued by Clear Channel Outdoor Holdings, Inc. on July 22, 2014 (Incorporated by reference to Exhibit 99.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on July 22, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: July 22, 2014	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1
Press Release issued by Clear Channel Outdoor Holdings, Inc. on July 22, 2014 (Incorporated by reference to Exhibit 99.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on July 22, 2014)